Exhibit 4.3

THIRTEENTH SUPPLEMENTAL INDENTURE

by and among

STANDARD PACIFIC CORP. AND THE GUARANTORS PARTY HERETO

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

Dated as of October 8, 2009

6 1/2% SENIOR SECURED NOTES DUE 2010

(Supplemental to the Indenture dated as of April 1, 1999)

STANDARD PACIFIC CORP.

THIRTEENTH SUPPLEMENTAL INDENTURE

This Thirteenth Supplemental Indenture, dated as of October 8, 2009 (this “Thirteenth Supplemental Indenture”), is entered into among Standard Pacific Corp., a Delaware corporation (the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association, Bank One Trust Company, N.A. and The First National Bank of Chicago), as trustee (the “Trustee”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture (as defined below).

WITNESSETH:

WHEREAS, this Thirteenth Supplemental Indenture supplements the Indenture, dated as of April 1, 1999 (the “Original Indenture”), by and between the Company and the Trustee, as previously supplemented by the First Supplemental Indenture dated as of April 13, 1999 (the “First Supplemental Indenture”), the Second Supplemental Indenture dated as of September 5, 2000 (the “Second Supplemental Indenture”), the Third Supplemental Indenture dated as of December 28, 2001 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture dated as of March 4, 2003 (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture dated as of May 12, 2003 (the “Fifth Supplemental Indenture”), the Sixth Supplemental Indenture dated as of September 23, 2003 (the “Sixth Supplemental Indenture”), the Seventh Supplemental Indenture dated as of March 11, 2004 (the “Seventh Supplemental Indenture”), the Eighth Supplemental Indenture dated as of March 11, 2004 (the “Eighth Supplemental Indenture”), the Ninth Supplemental Indenture dated as of August 1, 2005 (the “Ninth Supplemental Indenture”), the Tenth Supplemental Indenture dated as of August 1, 2005 (the “Tenth Supplemental Indenture”), the Eleventh Supplemental Indenture dated as of February 22, 2006 (the “Eleventh Supplemental Indenture”) and the Twelfth Supplemental Indenture dated as of May 5, 2006 (the “Twelfth Supplemental Indenture,” and together with the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture and the Eleventh Supplemental Indenture, collectively, the “Supplemental Indentures”, and the Supplemental Indentures together with the Original Indenture, collectively, the “Indenture”);

WHEREAS, the following series of Securities have been previously issued by the Company and remain outstanding under the Indenture: 7% Senior Notes due 2015 in the original aggregate principal amount of $175,000,000 issued pursuant to the Tenth Supplemental Indenture (the “7% Senior Notes”); 6 1/4% Senior Notes due 2014 in the original aggregate principal amount of $150,000,000 issued pursuant to the Eighth Supplemental Indenture (the “6 1/4% Senior Notes”); 7 3/4% Senior Notes due 2013 in the original aggregate principal amount of $125,000,000 issued pursuant to the Fourth Supplemental Indenture (the “2013 Notes”); 6 7/8% Senior Notes due 2011 in the original aggregate principal amount of $175,000,000 issued pursuant to the Fifth Supplemental Indenture (the “2011 Notes”); and the 6 1/2% Senior Notes

due 2010 in the original aggregate principal amount of $175,000,000 issued pursuant to the Ninth Supplemental Indenture (the “2010 Notes,” and together with the 7% Senior Notes, the 6 1/4% Senior Notes, the 2013 Notes and the 2011 Notes, collectively, the “Notes”);

WHEREAS, the Company has commenced a tender offer (the “Tender Offer”) to holders of the 2010 Notes, the 2011 Notes and the 2013 Notes upon the terms and subject to the conditions set forth in the Offers to Purchase for Cash and Solicitation of Consents of Holders of the 2010 Notes, dated September 10, 2009, as amended and supplemented from time to time;

WHEREAS, in connection with the Tender Offer, the Company has solicited from the holders of the 2010 Notes consents (the “Consent Solicitation”) to the adoption of certain proposed amendments set forth in Section 1.01 hereof (the “Proposed Amendments”) to the Ninth Supplemental Indenture;

WHEREAS, under the terms of the Original Indenture, the terms of the Ninth Supplemental Indenture and the 2010 Notes may be amended with the consent of holders of a majority of principal amount of the 2010 Notes (the “Requisite Consents”);

WHEREAS, the Company has obtained the Requisite Consents to the Proposed Amendments pursuant to the Consent Solicitation;

WHEREAS, the Company and the Guarantors desire to supplement and amend the Indenture to effect the Proposed Amendments; and

WHEREAS, the Company and the Guarantors hereby certify that all covenants and conditions precedent, if any, provided for in the Indenture relating to the execution, delivery and performance of this Thirteenth Supplemental Indenture have been complied with, and all things necessary to make this Thirteenth Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.

NOW, THEREFORE, the parties hereto agree, as follows:

ARTICLE 1.

AMENDMENTS TO INDENTURE

Section 1.01 Amendments. Subject to Section 2.01, the terms of the Ninth Supplemental Indenture are hereby amended, supplemented, modified or deleted as follows.

(a)	The following sections of the Ninth Supplemental Indenture and any corresponding provisions in the Notes are hereby deleted in their entirety and replaced with “[Intentionally Omitted.]”:

•	Section 4.03. Change of Control;

•	Section 6.02. Limitation on Additional Indebtedness;

•	Section 6.03. Limitation on Liens;

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•	Section 6.04. Limitation on Restricted Payments;

•	Section 6.05. Limitation on Asset Sales;

•	Section 6.06. Transactions with Affiliates;

•	Section 6.07. Limitation on Payment Restrictions Affecting Restricted Subsidiaries;

•	Section 6.08. Restricted and Unrestricted Subsidiaries;

•	Section 6.11. Future Subsidiary Guarantees; and

•	Section 7.01. Additional Events of Default.

(b)	Section 6.09 of the Ninth Supplemental Indenture is hereby deleted in its entirety and replaced with the following (and any corresponding provisions of the Notes are hereby amended accordingly):

Section 6.09. Mergers and Sales of Assets by the Company

The Company will not consolidate with, merge into or transfer all or substantially all of its assets to another Person unless such Person (if other than the Company) is a corporation organized under the laws of the United States or any state thereof or the District of Columbia and expressly assumes all the obligations of the Company under the Indenture and the Notes.

(c)	Section 6.10 of the Ninth Supplemental Indenture is hereby deleted in its entirety and replaced with the following (and any corresponding provisions of the Notes are hereby amended accordingly):

Section 6.10. Reports to the Holders of the Notes

The Company shall provide financial statements to the Holders of the Notes on a quarterly basis that are consistent with the financial statements required to be provided to the Administrative Agent under the Company’s Revolving Credit Facility pursuant to Sections 8.1(b) and 8.1(c) thereof.

(d)	Any definition in the Ninth Supplemental Indenture and Notes shall be deemed deleted if references to such definitions would be eliminated as a result of the amendments described herein; cross-references in the Ninth Supplemental Indenture and Notes to provisions in the Ninth Supplemental Indenture or Notes that have been deleted as a result of the amendments described herein shall be deleted; and any other changes to the Ninth Supplemental Indenture and Notes of a technical or conforming nature shall be deemed made to the extent necessary to reflect the deletion of the provisions described herein.

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Section 1.02 Release of Obligations Under Certain Covenants. Subject to Section 2.01, the Company and the Guarantors may omit to comply with, and shall have no liability in respect of, any term, condition or limitation deleted pursuant to the Sections listed in Section 1.01 hereof, whether directly or indirectly, by reason of any reference in the Ninth Supplemental Indenture or other documents to any such Section or by reason of any reference in any such Section to any other provision in the Ninth Supplemental Indenture or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 of the Original Indenture or Article 7 of the Ninth Supplemental Indenture.

ARTICLE 2.

MISCELLANEOUS PROVISIONS

Section 2.01 Effective Date of the Thirteenth Supplemental Indenture. This Thirteenth Supplemental Indenture shall be effective as of the date first written above. The provisions of Article 1 of this Thirteenth Supplemental Indenture will become effective upon (and only upon) acceptance for purchase by the Company of at least a majority in principal amount of the 2010 Notes.

Section 2.02 Governing Law. The laws of the State of New York shall govern this Thirteenth Supplemental Indenture and the Notes.

Section 2.03 No Adverse Interpretation of Other Agreements. This Thirteenth Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Thirteenth Supplemental Indenture.

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Section 2.04 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Thirteenth Supplemental Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

Section 2.05 Successors and Assigns. All covenants and agreements of the Company in this Thirteenth Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Thirteenth Supplemental Indenture shall bind its successors and assigns.

Section 2.06 Duplicate Originals. The parties may sign any number of copies of this Thirteenth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 2.07 Severability. In case any one or more of the provisions contained in this Ninth Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Thirteenth Supplemental Indenture or the Notes.

Section 2.08 Notices. Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

If to the Company or any Guarantor:

c/o Standard Pacific Corp.

15326 Alton Parkway

Irvine, California 92618

Attn: Secretary

Section 2.09 Amendment and Modification. This Thirteenth Supplemental Indenture may be amended, modified, or supplemented only as permitted by the Indenture and by written agreement of each of the parties hereto.

Section 2.10 Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirteenth Supplemental Indenture or the Notes or for or in respect of the recitals contained herein or therein, all of which recitals are made solely by the Company, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Supplemental Indenture to be duly executed as of the date first written above.

STANDARD PACIFIC CORP.

By:	/s/ Kenneth L. Campbell
Name:	Kenneth L. Campbell
Title:	President & Chief Executive Officer

By:	/s/ John M. Stephens
Name:	John M. Stephens
Title:	Senior Vice President & Chief Financial Officer

Signature Page to Thirteenth Supplemental Indenture

GUARANTORS:

BARRINGTON ESTATES, LLC

By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

LAGOON VALLEY RESIDENTIAL, LLC

By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

LB/L-DUC II FRANCESCHI, LLC,

By:	STANDARD PACIFIC CORP., ITS MANAGER

SPNS GOLDEN GATE, LLC,

By:	STANDARD PACIFIC CORP., ITS MANAGER

STANDARD PACIFIC 1, LLC

By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

STANDARD PACIFIC 2, LLC

By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

STANDARD PACIFIC OF TONNER HILLS, LLC

By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

By:	/s/ Kenneth L. Campbell
Name:	Kenneth L. Campbell
Title:	President & Chief Executive Officer

CH CONSTRUCTION, INC.

CH FLORIDA, INC.

HILLTOP RESIDENTIAL, LTD.

BY:	RESIDENTIAL ACQUISITION GP, LLC, ITS GENERAL PARTNER

HSP ARIZONA, INC.

HSP TUCSON, INC.

Signature Page to Thirteenth Supplemental Indenture

HWB CONSTRUCTION, INC.

HWB INVESTMENTS, INC.

PALA VILLAGE INVESTMENTS, INC.

RESIDENTIAL ACQUISITION GP, LLC

SP COLONY INVESTMENTS, INC.

SP COPPENBARGER INVESTMENTS, INC.

SP LA FLORESTA, INC.

STANDARD PACIFIC 1, INC.

STANDARD PACIFIC OF ARIZONA, INC.

STANDARD PACIFIC OF CENTRAL FLORIDA GP, INC.

STANDARD PACIFIC OF CENTRAL FLORIDA

BY:	STANDARD PACIFIC OF CENTRAL FLORIDA GP, INC., ITS GENERAL PARTNER

STANDARD PACIFIC OF FLORIDA GP, INC.

STANDARD PACIFIC OF FULLERTON, INC.

STANDARD PACIFIC OF ILLINOIS, INC.

STANDARD PACIFIC OF JACKSONVILLE GP, INC.

STANDARD PACIFIC OF JACKSONVILLE

BY:	STANDARD PACIFIC OF JACKSONVILLE GP, INC., ITS GENERAL PARTNER

STANDARD PACIFIC OF LAS VEGAS, INC.

STANDARD PACIFIC OF ORANGE COUNTY, INC.

STANDARD PACIFIC OF SOUTH FLORIDA GP, INC.

Signature Page to Thirteenth Supplemental Indenture

STANDARD PACIFIC OF SOUTH FLORIDA

BY:	STANDARD PACIFIC OF SOUTH FLORIDA GP, INC., ITS GENERAL PARTNER

STANDARD PACIFIC OF SOUTHWEST FLORIDA GP, INC.

STANDARD PACIFIC OF SOUTHWEST FLORIDA

BY:	STANDARD PACIFIC OF SOUTHWEST FLORIDA GP, INC., ITS GENERAL PARTNER

STANDARD PACIFIC OF TAMPA GP, INC.

STANDARD PACIFIC OF TAMPA

BY:	STANDARD PACIFIC OF TAMPA GP, INC., ITS GENERAL PARTNER

STANDARD PACIFIC OF TEXAS, INC.

STANDARD PACIFIC OF THE CAROLINAS, LLC

STANDARD PACIFIC OF TUCSON, INC.

STANDARD PACIFIC OF WALNUT HILLS, INC.

WESTFIELD HOMES USA, INC.

By:	/s/ Kenneth L. Campbell
Name:	Kenneth L. Campbell
Title:	Chief Executive Officer

STANDARD PACIFIC OF COLORADO, INC.

By:	/s/ Timothy C. Little
Name:	Timothy C. Little
Title:	President, Principal Financial and Accounting
Officer & Treasurer

Signature Page to Thirteenth Supplemental Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Sharon McGrath
Name:	Sharon McGrath
Title:	Vice President

Signature Page to Thirteenth Supplemental Indenture